EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Innovate Building Systems, Inc. f/k/a New Found Shrimp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2014, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Malcolm Alexander, Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
Such Quarterly Report on Form 10-Q for the Period ended March 31, 2014, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Innovate Building Systems, Inc. f/k/a New Found Shrimp, Inc.

Date: August 14, 2014	By:	/s/ Malcolm Alexander
	Name:	Malcolm Alexander
	Title:	Principal Accounting Officer